Q3 2024 EARNINGS

2 Forward-looking statements and non-GAAP financial measures This presentation contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, expectations regarding stabilization in demand, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this presentation and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, which can be negatively impacted by factors such as rising interest rates, inflation, political instability, epidemics and global trade uncertainty, (2) our ability to maintain profit margins, (3) our ability to successfully execute on business strategies and further digitalize our business model, (4) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (5) our ability to attract and retain clients, (6) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit, and (9) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. Other information regarding factors that could affect our results is included in our Securities and Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward- looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC. In addition, we use several non-GAAP financial measures when presenting our financial results in this presentation. Please refer to the reconciliations between our U.S. GAAP and non-GAAP financial measures in the appendix to this presentation and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Any comparisons made herein to other periods are based on a comparison to the same period in the prior year unless otherwise stated.

3 Q3 2024 Overview Total revenue down 19% ▪ Uncertainty and caution continued to weigh on customers, driving reduced volumes with the exception of commercial driving services which delivered double-digit growth Net loss was $8 million ▪ Revenue decline was partially offset by disciplined cost management ▪ SG&A reduced by 17% ▪ Adjusted EBITDA1 was $5 million Strong liquidity position while returning capital to shareholders ▪ Zero debt, cash of $15 million and $133 million of borrowing availability ▪ $4 million in share repurchases during the quarter with $34 million remaining under authorization 1 Refer to the appendix to this presentation for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results for both current and historical periods.

4 Financial summary Amounts in millions, except per share data Q3 2024 Q3 2023 Change Revenue $382 $473 -19 % Net loss -$7.6 $0.0 NM Net loss per diluted share -$0.26 $0.00 NM Net loss margin -2.0% — % -2 pp Adjusted net income (loss)1 -$3.3 $4.9 NM Adj. net income (loss) per diluted share -$0.11 $0.16 NM Adj. net income (loss) margin -0.9% 1.0% -2 pp Adjusted EBITDA $4.7 $9.9 -53 % Adjusted EBITDA margin 1.2% 2.1% -1 pp NM - Not meaningful 1 Refer to the appendix to this presentation for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results.

5 Gross margin and SG&A bridges Gr os s m ar gi n 26.2% 1.4% -0.8% -0.6% 26.2% Q3 2023 Workers’ Compensation Mix Bill / Pay spread Q3 2024 SG &A $121 -$20 -$1 $100 Q3 2023 Core business Q3 2024 Amounts in millions 1 Represents the year-over-year change in Adjusted EBITDA exclusions impacting SG&A. Refer to the adjusted EBITDA reconciliation in the appendix to this presentation for more information. Adjusted EBITDA exclusions1

Q3 2024 Results by segment

Amounts in millions	PeopleReady	PeopleScout	PeopleManagement
Revenue	$215	$37	$131
% Change	*-24%*	*-31%*	*-5%*
Segment profit[1]	$3	$3	$3
% Change	*-68%*	*-59%*	*+54%*
% Margin *Change*	*1.4%* *-200 bps*	*6.9%* *-490 bps*	*2.5%* *+90 bps*
Notes:	▪ Revenue: • Softness across most verticals and geographies ▪ Segment profit margin: ▪ Contraction due to lower operating leverage as revenue declined	▪ Revenue: • Reduced client hiring volumes due to uncertainty around workforce needs ▪ Segment profit margin: ▪ Contraction due to lower operating leverage as revenue declined	▪ Revenue: • Lower on-site client volumes, primarily in the retail end market, partially offset by growth in commercial driving services ▪ Segment profit margin: ▪ Expansion due to disciplined cost management

[1] We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment.

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7 Strong balance sheet with zero debt and ample liquidity $344 $365 $148 $148 $294 $293 $86 $133 $50 $72 $62 $15 Borrowing availability Cash 2021 2022 2023 Q3 2024 Amounts in millions Note: Figures may not sum to consolidated totals due to rounding. Balances as of fiscal period end. 1 Borrowing availability is based on maximum borrowing availability under our most restrictive covenant. 2 Buyback ratio calculated as the dollar value of share repurchases during the period divided by our market capitalization at the beginning of the fiscal period. Liquidity Share repurchases 1 $17 $61 $34 $21 2% 6% 5% 4% Share repurchases Buyback ratio 2021 2022 2023 YTD Q3 2024 2

Outlook

Select outlook information

Item	Q4 2024	Commentary
Revenue	$377M to $402M *-24% to -18% v. prior year*	Assumes current market conditions continue into Q4 and includes: • -6 percentage points from the extra 14th week in our fiscal fourth quarter for 2023 • -1 percentage point from Canada sale
Gross margin	-100 to -60 bps v. prior year	Gross margin decline due primarily to prior year workers' compensation reserve adjustments not expected to repeat and changes in business mix.
SG&A	$98M to $102M	SG&A reduction driven by disciplined cost management. Refer to the EBITDA adjustments below for additional information on expected expense.
EBITDA adjustments[1]	$4M	• +$2M in PeopleReady technology upgrade costs • +$2M in SaaS amortization
Income Tax Expense	$0M to $2M	Minimal income tax expense expected due to the valuation allowance in effect.
Shares	29.5M	Reflects approximate basic weighted average shares outstanding and does not include the impact of any potential share repurchases.
CapEx[2]	$4M to $8M	Depreciation also expected to be $4M to $8M.

[1] Refer to the appendix to this presentation for a definition of non-GAAP financial measures.
[2] Includes planned investments in software as a service (SaaS) assets capitalized in other long-term assets with the related amortization recorded in SG&A.

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10 Decisive cost actions to deliver efficiencies and enhance long-term profitability $134 $130$127 $124 SG&A Adjusted SG&A Q4 2022 Q4 2023 Q4 2024 Outlook Amounts in millions Simplified organizational structure Enhanced automation Greater efficiencies Increased scalability $98 - $102 $94 - $98 1 1 Refer to the appendix to this presentation for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results.

Appendix

NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net income (loss) and Adjusted net income (loss) per diluted share	Net loss and net loss per diluted share, excluding: - gain on divestiture, - amortization of intangibles, - PeopleReady technology upgrade costs, - COVID-19 government subsidies, net, - Executive leadership transition costs, - other adjustments, net, and - tax effect of the adjustments and deferred tax asset valuation allowance.	- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. - Used by management to assess performance and effectiveness of our business strategies. - Provides a measure, among others, used in the determination of incentive compensation for management.
EBITDA and Adjusted EBITDA	EBITDA excludes from net loss: - income tax expense (benefit), - interest and other (income) expense, net, and - depreciation and amortization. Adjusted EBITDA further excludes: - third-party processing fees for hiring tax credits, - amortization of software as a service assets, - PeopleReady technology upgrade costs, - COVID-19 government subsidies, net, - Executive leadership transition costs, and - other adjustments, net.	- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. - Used by management to assess performance and effectiveness of our business strategies. - Provides a measure, among others, used in the determination of incentive compensation for management.
Adjusted SG&A expense	Selling, general and administrative expense excluding: - third-party processing fees for hiring tax credits, - amortization of software as a service assets, - PeopleReady technology upgrade costs, - COVID-19 government subsidies, net, - Executive leadership transition costs, and - other adjustments, net.	- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

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13 1. RECONCILIATION OF U.S. GAAP NET LOSS TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE (Unaudited) 13 weeks ended (in thousands, except for per share data) Sep 29, 2024 Sep 24, 2023 Net loss $ (7,635) $ (10) Gain on divestiture 29 — Amortization of intangible assets 672 1,276 PeopleReady technology upgrade costs (1) 65 696 COVID-19 government subsidies, net — 525 Executive leadership transition costs — 2,492 Other adjustments, net (2) 2,965 1,615 Tax effect of adjustments and deferred tax asset valuation allowance (3) 573 (1,717) Adjusted net income (loss) $ (3,331) $ 4,877 Adjusted net income (loss) per diluted share $ (0.11) $ 0.16 Diluted weighted average shares outstanding 29,704 31,239 Margin / % of revenue: Net loss (2.0) % — % Adjusted net income (loss) (0.9) % 1.0 % Refer to the last slide of the appendix for footnotes.

14 2. RECONCILIATION OF U.S. GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA (Unaudited) Refer to the last slide of the appendix for footnotes. 13 weeks ended (in thousands) Sep 29, 2024 Sep 24, 2023 Net loss $ (7,635) $ (10) Income tax expense (benefit) 1,253 (2,326) Interest and other (income) expense, net (521) (390) Depreciation and amortization 6,967 6,184 EBITDA 64 3,458 Third-party processing fees for hiring tax credits (4) (30) 90 Amortization of software as a service assets (5) 1,615 1,064 PeopleReady technology upgrade costs (1) 65 696 COVID-19 government subsidies, net — 525 Executive leadership transition costs — 2,492 Other adjustments, net (2) 2,965 1,615 Adjusted EBITDA $ 4,679 $ 9,940 Margin / % of revenue: Net loss (2.0) % — % Adjusted EBITDA 1.2% 2.1%

15 3. RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE (Unaudited) Refer to the last slide of the appendix for footnotes. Q3 2024 Q3 2023 Q4 2024 Outlook 13 weeks ended (in thousands) Sep 29, 2024 Sep 24, 2023 Dec 29, 2024 Selling, general and administrative expense $ 99,973 $ 120,715 $ 97,900 — $ 101,900 Third-party processing fees for hiring tax credits (4) 30 (90) (100) Amortization of software as a service assets (5) (1,615) (1,064) (1,800) PeopleReady technology upgrade costs (1) (65) (696) (1,900) COVID-19 government subsidies, net — (525) — Executive leadership transition costs — (2,492) — Other adjustments, net (2) (2,757) (795) (300) Adjusted SG&A expense $ 95,566 $ 115,053 $ 93,800 — $ 97,800 % of revenue: Selling, general and administrative expense 26.1% 25.5 % Adjusted SG&A expense 25.0% 24.3%

16 Footnotes: 1. Costs associated with upgrading legacy PeopleReady technology. 2. Other adjustments for the 13 weeks ended September 29, 2024 and September 24, 2023 primarily include workforce reduction costs of $2.8 million ($0.2 million in cost of services and $2.6 million in selling, general and administrative expense) and $1.5 million ($0.8 million in cost of services and $0.7 million in selling, general and administrative expense), respectively. 3. The tax effect includes the application of our statutory rate of 26% to all taxable / deductible adjustments. For the thirteen weeks ended September 29, 2024, there was $0.6 million of valuation allowance recorded against our foreign deferred tax assets and no tax effect associated with the adjustments due to the valuation allowance recorded against our U.S. federal, state and foreign deferred tax assets. 4. These third-party processing fees are associated with generating hiring tax credits. 5. Amortization of software as a service assets is reported in selling, general and administrative expense.